Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 MEF of our report dated March 22, 2021, relating to the consolidated financial statements of CMI Acquisition, LLC and Subsidiaries appearing in Registration Statement No. 333-254580 on Form S-1 of SkyWater Technology, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
April 20, 2021